UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 1, 2008


                           SPRING CREEK CAPITAL CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      333-135213                98-0496750
(State or Other Jurisdiction       (Commission File          (I.R.S. Employer
      of Incorporation)                 Number)           Identification Number)

                            5190 Neil Road, Suite 430
                               Reno, Nevada, 89502
                    (Address of principal executive offices)

                             Telephone: 604.318-8282
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

APPOINTMENT OF DIRECTOR & OFFICER

On July 1, 2008, the Company accepted the resignation of its sole officer and director Jagjit Jay Sidhu and appointed Sharon Farris as a Director and sole Officer of the Company, effective as of equal date.

Sharon Farris has been working in the oil and gas industry for the past several years. She has worked for Buccaneer Energy Corporation and HoCo, Inc. for the past two and a half years, working with the Oklahoma Corporation Commission, Oklahoma Tax Commission, petroleum engineers, geologists, landowners, attorneys, crude purchasers, as well as various oil field workers. She was born and raised in Norman, Oklahoma. She studied overseas at the International School in Islamabad, Pakistan, for two years and spent her last semester at Norman High School, where she graduated. She then attended the University of Oklahoma, graduating with a Bachelors of Arts and Science. She has over fifteen years of management experience and over five years as a Certified Manager Trainer. She has a family background in the oil and gas industry.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SPRING CREEK CAPITAL CORP.

DATE: September 29, 2008                /s/ Sharon Farris
                                        ------------------------------------
                                        President and Director